UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Board of Directors (the “Board”) of Artiva Biotherapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Elaine Sorg as a Class I director of the Company, with a term of office expiring at the Company’s 2028 annual meeting of stockholders. There are no arrangements or understandings between Ms. Sorg and any other person pursuant to which she was selected as a director. In addition, there are no transactions in which Ms. Sorg has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Sorg has more than 35 years’ experience as a senior executive with leading pharmaceutical companies including AbbVie and Eli Lilly. Ms. Sorg previously served as Senior Vice President for AbbVie and President of AbbVie’s U.S. commercial operations, the company’s largest commercial business, from November 2020 until her retirement in January 2024. She was a key leader in bringing a number of groundbreaking medicines to patients across Immunology, Oncology, Neuroscience and Eye Care. Ms. Sorg has been a director of CSL Limited, a global biopharmaceutical company headquartered in Melbourne, Australia, since September 2024. She is currently on the Dean’s Advisory Council at Purdue University School of Pharmacy and Pharmaceutical Science and has been a Senior Advisor at the Boston Consulting Group, a global consulting firm, since May 2024, where she advises global health care clients on business-critical strategies and decisions. Ms. Sorg has been a member of the Scientific Strategy Board of Galapagos since October 2025. She holds a Bachelor of Science (Pharmacy) from Purdue University, as well as postgraduate certifications from the University of Chicago Booth School of Management and Harvard Business School.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Ms. Sorg (i) will receive an annual cash retainer of $40,000 for service on the Board and (ii) was granted on the date of her appointment an option to purchase 27,500 shares of the Company’s common stock, of which one-third of the shares vested following the grant date, with the remaining shares vesting monthly over an additional two years following the grant date, subject to Ms. Sorg’s continuous service (as defined in the Company’s 2024 Equity Incentive Plan (the “Plan”)) through each such vesting date. The Compensation Policy also provides for further automatic annual option grants to purchase 13,750 shares of the Company’s common stock on the date of each annual meeting of stockholders, which vest in full on either the one-year anniversary of the date of grant or the next annual stockholder meeting, subject to Ms. Sorg’s continuous service through such vesting date. Each of the option grants described above will vest in full upon a change in control (as defined in the Plan). The above referenced compensation is subject to the annual compensation limits for non-employee directors set forth in the Compensation Policy. Ms. Sorg has also entered into the Company’s standard form of Indemnity Agreement for directors of the Company, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 28, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: February 19, 2026